Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, included in Mercer International Inc .’s Annual Report on Form 10-K dated February 17, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Vancouver, Canada
February 22, 2011